Exhibit 11.2

SEALSQ Corp

Insider Trading Policy

Supplement: Section 16

Reporting Obligations

As of March 16, 2026

Table of Contents

1.	Introduction	3

2.	Background and Legal Basis	3

3.	Persons Subject to Section 16(a) Reporting	3

a.	Directors	3

b.	Officers	3

4.	Reportable Securities and Transactions	4

a.	Scope of Reportable Securities	4

c.	Changes in Beneficial Ownership	4

d.	No Materiality Threshold	5

5.	Indirect Beneficial Ownership	5

a.	Family Members	5

b.	Trusts, Partnerships, Corporations and Other Entities	6

6.	Section 16(a) Reporting Forms and Deadlines	6

7.	EDGAR Credentials and Filing Assistance — Power of Attorney	7

a.	Individual EDGAR Next Credentials	7

b.	Company-Assisted Filings Under Power of Attorney	7

c.	Practical Implication	7

8.	Insider Notification Obligations to the Company	8

a.	Same-Day Notification of Executed Transactions	8

b.	Notification of Indirect Transactions	8

c.	Notification Channel	8

9.	Enforcement and Consequences of Non-Compliance	9

a.	SEC Enforcement	9

b.	Company Sanctions	9

c.	Criminal Liability Reminder	9

10.	Key Contacts	10

1.	Introduction

This Section 16 Supplement (the “Section 16 Supplement”) supplements the Insider Trading Policy of SEALSQ Corp (“SEALSQ” or the “Company”) as of the date specified above and is addressed specifically to each individual identified as a director or officer of SEALSQ subject to the reporting requirements of Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and identified by the Company as an Insider (each, an “Insider”).

This Section 16 Supplement is issued in response to the enactment of the U.S. Holding Foreign Insiders Accountable Act (“HFIAA”), signed into law on December 18, 2025, which amends Section 16(a) of Exchange Act and eliminates the historical exemption from Section 16 reporting that previously applied to directors and officers of foreign private issuers (“FPIs”). SEALSQ qualifies as an FPI and its equity securities are registered under Section 12(b) of the Exchange Act and listed on NASDAQ.

Effective March 18, 2026, all Insiders are subject to the Section 16(a)insider reporting regime in respect of all of SEALSQ’s equity securities. Each Insider must read this Section 16 Supplement carefully and sign the acknowledgment at the end.

2.	Background and Legal Basis

Section 16(a) of the Exchange Act, as amended by the HFIAA, requires directors and officers of issuers whose equity securities are registered under Section 12 of the Exchange Act to publicly disclose their beneficial ownership of, and transactions in, equity securities of the issuer. The HFIAA specifically eliminated the SEC’s longstanding administrative exemption under Rule 3a12-3(b) that had previously relieved FPI directors and officers from Section 16 obligations.

3.	Persons Subject to Section 16(a) Reporting

The following persons are subject to Section 16(a) reporting obligations as directors or officers of SEALSQ:

a.	Directors

Any member of the Board of Directors of SEALSQ, or any person performing similar functions, who participates in policy-making for SEALSQ and receives regular access to material non-public information, is a director for Section 16(a) purposes.

b.	Officers

Under Rule 16a-1(f) of the Exchange Act, the following individuals are deemed officers subject to Section 16(a) reporting:

●	The President / Chief Executive Officer;
●	The Principal Financial Officer (CFO or equivalent);
●	The Principal Accounting Officer or Controller;
●	Any Vice-President in charge of a principal business unit, division, or function (e.g., sales, administration, or finance);
●	Any other officer or person who performs policy-making functions for SEALSQ, including, where applicable, certain officers of SEALSQ’s subsidiaries who perform such functions for SEALSQ.

The Company will (i) notify all individuals who have been determined to be an Insider, (ii) maintain and update a list of all Insiders subject to Section 16(a), and (iii) notify any newly designated Insider promptly.

4.	Reportable Securities and Transactions
a.	Scope of Reportable Securities

Section 16(a) reporting covers beneficial ownership of all equity securities of SEALSQ, whether or not such equity securities are registered under Section 12 of the Exchange Act. This includes, without limitation:

●	SEALSQ Ordinary Shares;
●	SEALSQ Class F Shares;
●	Stock options (whether or not vested or exercisable);
●	Restricted stock units (RSUs) and performance share units (PSUs);
●	Warrants and rights to acquire SEALSQ equity securities;
●	Any other equity-linked or derivative instruments.
b.	Initial Statement of Beneficial Ownership (Form 3)

Each Insider must file a Form 3 disclosing all SEALSQ equity securities beneficially owned as of the date of becoming a director or officer. Form 3 must be filed within 10 calendar days of appointment (or, for Insiders in place as of March 18, 2026, by that date). Even if an Insider holds no SEALSQ securities, a Form 3 must still be filed to affirmatively report zero holdings.

c.	Changes in Beneficial Ownership

Any of the following events constitutes a change in beneficial ownership and triggers a filing obligation on Form 4:

●	Open-market purchases or sales of SEALSQ equity securities (on any exchange, including non-U.S. exchanges);
●	Grants of equity awards (options, RSUs, PSUs, or otherwise) by SEALSQ;
●	Vesting of restricted stock or RSUs;
●	Exercises of stock options (including cashless exercises and sales to cover tax withholding);
●	Conversion of convertible securities;
●	Exercise of warrants or rights;
●	Gifts of SEALSQ equity securities (which may be eligible for deferred reporting on Form 5);
●	Transfers of SEALSQ equity securities to or from a trust, partnership, or corporate entity in which the Insider has a pecuniary interest;
●	Any other acquisition or disposition of a direct or indirect pecuniary interest in SEALSQ equity securities.

Form 4 must be filed within two U.S. business days following the change of beneficial ownership,

d.	No Materiality Threshold

There is no minimum size or materiality threshold for Section 16(a) reporting. Every reportable transaction — regardless of size or value — must be reported.

The two-business-day deadline for Form 4 runs from the date of transaction execution, not settlement.

5.	Indirect Beneficial Ownership

Section 16(a) applies to securities held directly and indirectly. An Insider must report holdings and transactions over which the Insider has a direct or indirect pecuniary interest (i.e., the opportunity to profit from a transaction in those securities). Common indirect ownership scenarios include:

a.	Family Members

An Insider is presumed to beneficially own securities held by “immediate family” members who share the Insider’s household. “Immediate family” includes a spouse, children, grandchildren, parents, grandparents, siblings, and corresponding in-law and adoptive relationships. Children temporarily away from the home (e.g., studying at university) are generally treated as household members for reporting purposes. This presumption can be rebutted, but insiders should consult with the Company’s Legal/Compliance function before taking that position.

b.	Trusts, Partnerships, Corporations and Other Entities

Securities held through a trust are attributable to an Insider if the Insider has both a pecuniary interest and investment control over the trust’s securities. Where an Insider serves as trustee or co-trustee with investment authority and also benefits economically, the trust’s holdings must be reported. Beneficiary status alone (without investment control) generally does not trigger attribution.

A general partner or managing member is generally deemed to beneficially own portfolio securities held by the partnership or LLC to the extent of the greater of their capital account or profit interest. A limited partner or passive member is generally not attributed those securities unless they can direct or influence the entity’s investment decisions.

Where an Insider controls or has investment authority over a separate corporation or entity that holds SEALSQ securities, those securities will generally be attributed to the Insider. Absent such control or investment authority, attribution typically does not arise. If in doubt, Insiders should consult the Company’s Legal/Compliance function before any transaction.

6.	Section 16(a) Reporting Forms and Deadlines

The following table summarizes the three forms used for Section 16(a) reporting and the applicable filing deadlines:

Form	Trigger	Filing Deadline
Form 3	Initial statement — all insiders in place on March 18, 2026	March 18, 2026 (hard deadline)
Form 3	New director/officer appointed after March 18, 2026	Within 10 calendar days of appointment
Form 4	Any change in beneficial ownership (purchase, sale, award grant, vesting, option exercise, gift, transfer)	By end of 2nd business day following the transaction (e.g., if your broker makes a 10b5-1 plan sale on Monday, a Form 4 to report that transaction must be filed by close of business on Wednesday)
Form 5	Deferred/previously unreported transactions; certain exempt transactions	Within 45 days after SEALSQ fiscal year-end

All Section 16(a) reports must be filed electronically and in English via EDGAR (the SEC’s Electronic Data Gathering, Analysis, and Retrieval system), using EDGAR Next. Section 16(a)

reports are publicly available on EDGAR immediately upon filing and are routinely monitored by investors, analysts, the media, and plaintiffs’ counsel.

7.	EDGAR Credentials and Filing Assistance — Power of Attorney
a.	Individual EDGAR Next Credentials

Each Insider is legally required to have personal EDGAR Next credentials (a Central Index Key (CIK) and associated access codes). Insiders who do not yet have EDGAR credentials must file a Form ID with the SEC. Given processing times, any individual who is or becomes a director or officer of SEALSQ should initiate the

EDGAR credentialing process promptly upon appointment to ensure timely compliance with Section 16(a) filing obligations.

b.	Company-Assisted Filings Under Power of Attorney

Each Insider can grant a Power of Attorney (“PoA”) to SEALSQ (acting through its Legal/Compliance function or designated external counsel or financial printer) authorizing SEALSQ to prepare and file Section 16(a) reports (Forms 3, 4, and 5) on the Insider’s behalf.

The existence of the PoA does not relieve the Insider of their personal legal obligation to ensure that their Section 16(a) reports are timely, complete, and accurate. The PoA is intended solely to assist with administrative preparation and filing, and does not transfer or delegate the Insider’s underlying compliance responsibility. In particular, the PoA cannot be exercised unless the Insider fulfills the notification obligations described in Section 8 below.

c.	Practical Implication

While it is the legal obligation of each Insider to timely file the Section 16(a) reports, SEALSQ has undertaken to prepare and submit Forms 3, 4 and 5 on behalf of each Insider, acting under the PoA. However, the Company can only file on time if the Insider reports all relevant transactions and events to the Legal/Compliance function promptly — see Section 8 below.

The legal responsibility for late or inaccurate filings ultimately rests with the individual Insider.

8.	Insider Notification Obligations to the Company

Given the two-business-day deadline applicable to Form 4 filings, each Insider must promptly notify the Company of all transactions and events that may trigger a Section 16(a) reporting obligation. Specifically:

a.	Same-Day Notification of Executed Transactions

Each Insider must notify the Company’s Legal/Compliance function on the same business day as execution of:

●	Any purchase or sale of SEALSQ shares (on any market);
●	Any exercise of stock options (including partial exercises and sales to cover);
●	Any vesting event triggering acquisition of SEALSQ shares;
●	Any gift, transfer to a trust, family member, or other indirect holder of SEALSQ shares;
●	Any other transaction or event affecting beneficial ownership of SEALSQ shares.
b.	Notification of Indirect Transactions

An Insider must also notify the Company if any indirect holder (household family member, trust, entity, or other person whose transactions are attributed to the Insider under Section 5 above) effects any transaction in SEALSQ shares, on the same business day.

c.	Notification Channel

All Section 16 notifications must be sent to SEALSQ_exercice_notice@sealsq.com (or such other contact as the Company may designate from time to time). The notification should include: (i) name of the Insider; (ii) nature of the transaction; (iii) securities involved (class, number); (iv) transaction price; (v) date of execution; and (vi) whether the transaction was effected directly or through an indirect holder.

d.	Filing of Form 4 or Form 5

Upon receipt of a transaction notification, the Company’s Legal/Compliance function (or its designated external counsel or financial printer) will prepare the applicable Form 4 or Form 5 and provide a draft to the Insider for review and approval prior to filing. The Insider must review the draft promptly and confirm its accuracy or identify any corrections. Failure to respond in one business day will be regarded as deemed confirmation by the Insider that the filing is accurate. Once the Insider has approved the form, the Company will file it with the SEC on the Insider’s behalf pursuant to the Power of Attorney. Any delays in the Insider’s review or approval may result in a late filing, for which the Insider bears personal legal responsibility.

e.	Response to Company Inquiries

Each Insider must respond promptly and fully to any questions or requests for additional information from the Company’s Legal/Compliance function regarding any transaction or event that may trigger a Section 16(a) reporting obligation. Timely cooperation is essential to enable the Company to prepare and file accurate Section 16(a) reports within the applicable deadlines. Failure to respond promptly may result in late or inaccurate filings, for which the Insider bears personal legal responsibility.

9.	Enforcement and Consequences of Non-Compliance
a.	SEC Enforcement

Late or missed Section 16(a) filings do not directly impose civil liability, but the SEC may seek civil penalties, fines, or injunctive relief — including prohibition from serving as an officer or director of a U.S. public company — particularly where non-compliance is systemic or repeated. Section 16(a) reports are public records, and the SEC actively monitors compliance.

b.	Company Sanctions

In addition to regulatory consequences, failure to comply with this Section 16 Supplement — including failure to notify the Company in time for a timely filing — may result in Company-imposed disciplinary action, up to and including termination for cause, consistent with SEALSQ’s Insider Trading Policy.

c.	Criminal Liability Reminder

Intentional misstatements or omissions of facts in Section 16(a) reports filed with the SEC constitute federal criminal violations under 18 U.S.C. § 1001 and 15 U.S.C. § 78ff(a).

SEALSQ’s Legal/Compliance function is available to assist with any questions before reports are filed.

10.	Key Contacts

For any questions regarding this Section 16 Supplement, Section 16(a) reporting obligations, or EDGAR Next credentials, please contact: legal@sealsq.com and/or sealsq_option_admin@sealsq.com.

[signature page follows]

ACKNOWLEDGMENT, CERTIFICATION AND AGREEMENT

Section 16 Supplement to SEALSQ Corp Insider Trading Policy

I, the undersigned, hereby acknowledge, certify, and agree as follows:

1.

I have received, read, and fully understood the Section 16 Supplement to the SEALSQ Corp Insider Trading Policy (the “Section 16 Supplement “), dated and effective as of March 16, 2026, as it may be amended or supplemented from time to time.

2.

I understand that, commencing March 18, 2026, I am subject to Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended by the Holding Foreign Insiders Accountable Act, and that I have a personal legal obligation to ensure that my Section 16(a) reports (Forms 3, 4, and 5) are filed with the U.S. Securities and Exchange Commission in a timely, complete, and accurate manner.

3.

I understand that I am required to notify SEALSQ’s Legal/Compliance (SEALSQ_exercise_notice@sealsq.com) function on the same business day as the execution of any transaction or event affecting my direct or indirect beneficial ownership of SEALSQ equity securities, including transactions effected through family members, trusts, partnerships, corporations, or other indirect holders, using the contact information designated by the Company from time to time.

4.

I acknowledge that I may grant a Power of Attorney to SEALSQ authorizing the Company to prepare and file Section 16(a) reports on my behalf. I understand that any such Power of Attorney does not relieve me of my personal reporting obligation, and that the Company’s ability to file on my behalf depends on my timely fulfillment of the notification obligations set forth in the Section 16 Supplement.

5.	I understand that I must obtain personal EDGAR Next credentials (CIK and access codes) and that I will take all steps necessary to complete this process promptly if I have not already done so.
6.	I agree to comply with the Section 16 Supplement and all applicable Section 16(a) reporting obligations at all times, as the Section 16 Supplement may be supplemented or amended from time to time.
7.

I understand that knowingly false or misleading statements or omissions of material facts in Section 16(a) reports filed with the SEC may constitute federal criminal violations under 18 U.S.C. § 1001 and 15 U.S.C. § 78ff(a).

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